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Exhibit 3.67

[STAMP]

FILING FEE: $100.00
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ARTICLES OF ORGANIZATION
OF AN
OKLAHOMA LIMITED LIABILITY COMPANY

TO:
OKLAHOMA SECRETARY OF STATE
2300 N Lincoln Blvd., Room 101, State Capitol Building
Oklahoma City, Oklahoma 73105-4897
(405) 522-4560

        The undersigned, for the purpose of forming an Oklahoma limited liability company pursuant to the provisions of 18 O.S., Section 2004, does hereby execute the following articles:

1.	The name of the limited liability company (Note: The name must contain either the words limited liability company or limited company or the abbreviations LLC, LC, L.L.C. or L.C. The world limited may be abbreviated as Ltd. and the word Company may be abbreviated as Co.):

Neighborcare Pharmacy of Oklahoma, LLC

2.	The street address of its principal place of business, wherever located:
4141 Highline Boulevard, Suite 100, Oklahoma City, OK 73108

	Street address		City	State	Zip Code
3.	The name and street address of the resident agent in the state of Oklahoma:
Rudy Rutter, 4141 Highline Boulevard, Suite 100, Oklahoma City, OK 73108

	Name	Street Address (P.O. Boxes are not acceptable.)	City	State	Zip Code
4.	The term of existence:	perpetual

Articles of organization must be signed by at least one person who need not be a member of the limited liability company

Dated:	April 25th, 2000

Signature:	/s/ Daniel N. Moskowitz
Type or Print Name:	Daniel N. Moskowitz
Address:	7 E. Lee Street, Baltimore, MD 21202

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  Exhibit 3.67
ARTICLES OF ORGANIZATION OF AN OKLAHOMA LIMITED LIABILITY COMPANY